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                                                                    Exhibit 23.4

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Hanmi Financial Corporation on Form S-4 of our report dated February 16, 2001, appearing in the Annual Report on Form 10-K of Hanmi Financial Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

                                   /s/ DELOITTE & TOUCHE LLP


Los Angeles, California
February 3, 2004